UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 1, 2017

GENER8 MARITIME, INC.

(Exact Name of Registrant as Specified in Charter)

Republic of the Marshall Islands	001-34228	66 071 6485
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

299 Park Avenue 2nd Floor New York, NY	10171
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 763-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

On March 1, 2017, Gener8 Maritime, Inc. (the “Company”) entered into an indemnification agreement in substantially the form attached as Exhibit 10.1 to this Current Report on Form 8-K (the “Indemnification Agreement”) with each current member of the Company’s board of directors (the “Board”) and each current officer of the Company (each, an “Indemnitee”).

Under the Indemnification Agreements, subject to the exclusions set forth therein, the Company will indemnify each Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that such Indemnitee is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such Indemnitee in connection with such action, suit or proceeding if such person acted in good faith and in a manner such Indemnitee reasonably believed to be in or not opposed to the Company’s best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such Indemnitee’s conduct was unlawful.

The Company will also indemnify each Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Company to procure judgment in the Company’s favor by reason of the fact that such Indemnitee is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of (or in a similar capacity in respect of) another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney’s fees) actually and reasonably incurred by such Indemnitee or in connection with the defense or settlement of such action or suit if such Indemnitee acted in good faith and in a manner such Indemnitee reasonably believed to be in or not opposed to the Company’s best interests and except that no indemnification will be made in respect of any claim, issue or matter as to which such Indemnitee is adjudged to be liable for negligence or misconduct in the performance of such Indemnitee’s duty to the Company unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such Indemnitee is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

The rights of an Indemnitee to indemnification and advancement of expenses are in addition to any other rights to which an Indemnitee may at any time be entitled under applicable law, the corporate organizational documents of the Company, any agreement, a vote of shareholders, an action of the Board or otherwise.

The foregoing description does not purport to summarize all of the provisions of the Indemnification Agreement and is qualified in its entirety by reference to the form of Indemnification Agreement, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01              Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Description

10.1	Form of Indemnification Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Gener8 Maritime, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENER8 MARITIME, INC.

/s/ Leonard J. Vrondissis
Leonard J. Vrondissis
Chief Financial Officer, Secretary and Executive Vice President

DATE: March 6, 2017

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Indemnification Agreement.